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                                 EXHIBIT 10.14

                              WILDWOOD OFFICE PARK
                         FINANCIAL SERVICE CORPORATION
                            SIXTH AMENDMENT TO LEASE

     THIS SIXTH AMENDMENT TO LEASE ("Amendment"), is made the 15th day of July,
                                                              ----
1996, between Wildwood Associates, a Georgia General Partnership comprised of International Business Machines Corporation, a New York Corporation, and Cousins Properties Incorporated, a Georgia Corporation, having an office at Suite 1600, 2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683, hereinafter called "Lessor", and Financial Service Corporation having its principal office at Suite 1100, 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, hereinafter called "Lessee".

                              W I T N E S S E T H:
                              --------------------

     WHEREAS Lessor and Lessee entered into that certain Lease dated March 29, 1990, as amended October 12, 1990, June 1, 1991, September 30, 1993, December 22, 1993 and May 31, 1996 (herein called the "Lease") with respect to the Demised Premises (as defined in the Lease) located in Suite 1100 of the Building at 2300 Windy Ridge Parkway, Atlanta, Georgia; and

     WHEREAS Lessee and Lessor have mutually agreed to expand the Demised Premises.

     NOW, THEREFORE, for and in consideration of the Demised Premises, the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Lessor and Lessee do hereby agree as follows:

1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

2.   Certain Definitions.  Article 1 is hereby amended as follows:
     -------------------

  (g) Rentable Floor Area of Demised Premises:  shall be amended as of the Third
      ---------------------------------------
      Expansion Area Rental Commencement Date by deleting "35,249 square feet" and inserting "48,440 square feet".

  (j) Base Rent Rate:  shall be amended by adding the following new
      --------------
      subparagraphs at the end thereof:

     "As of the Third Expansion Area Rental Commencement Date, the initial Base
      Rent Rate through December 31, 1996 for the Third Expansion Area (as hereinafter defined) shall be $15.00 per square foot of Rentable Floor Area of Third Expansion Area per

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      year; as of the Third Expansion Area Rental Commencement Date the initial monthly Base Rent for the entire Demised Premises shall be $54,137.75.

      As to the entire Demised Premises; including the Third Expansion Area, from January 1, 1997 through December 31, 1997 the Base Rent Rate shall be $14.51 per square foot of Rentable Floor Area per annum subject to adjustment commencing January 1, 1998 and annually thereafter as hereinafter set forth:

      (a) As used in this Article 1(j), the term "Lease Year" shall mean the twelve month period commencing on January 1, 1997 and each successive twelve month period thereafter during the Lease Term. The term "Subsequent Year" shall mean each Lease Year of the Lease Term following calendar year 1997. The term "Prior Year" shall mean the Lease Year prior to each Subsequent Year. The term "Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. The term "Base Month" shall mean the calendar month which is two (2) months prior to January, 1997.
          The term "Comparison Month" shall mean the calendar month which is two
          (2) months prior to the first full month of each Subsequent Year in question.

      (b) On the first day of each Subsequent Year, the Base Rental Rate shall be increased to an amount equal to $15.00, plus an amount equal to the product of fifteen (15) times the percentage increase in the Index for the Comparison Month as compared to the Index for the Base Month, multiplied by the Base Rental Rate for the first Lease Year ($14.51); provided, however, in no event shall the Base Rental Rate for a Subsequent Year be greater than the following amounts for the Lease Years shown:

          Second Lease Year (1998)           $14.74
          Third Lease Year (1999)            $14.98
          Fourth Lease Year (2000)           $15.22
          Fifth Lease Year (2001)            $16.88
          Sixth Lease Year (2002)            $17.39
          Seventh Lease Year (2003)          $17.91
          Eighth Lease Year (2004)           $18.45
          Ninth Lease Year (2005)            $19.00
          Tenth Lease Year (2006)            $19.57

      (c) If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects.

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  (k) Rental Commencement Date:  A new subparagraph shall be added at the end
      ------------------------
      thereof as follows:

      "As to the Third Expansion Area, the Third Expansion Area Rental Commencement Date shall be the earlier of (i) October 1, 1996, or (ii) the date Lessee takes occupancy of the Third Expansion Area for business purposes ("Third Expansion Area Rental Commencement Date"), provided that if the Third Expansion Area is not ready for occupancy on the date set forth in (i) above due to delays not caused by Lessee or its employees, agents or contractors, then the date set forth in (i) above shall be postponed to the date on which the Third Expansion Area is ready for occupancy."

  (l) Construction Allowance:  A new subparagraph shall be added:
      ----------------------

      "Lessee, at its sole expense, will cause Rabaut Associates to prepare the Third Expansion Area plans dated ___________ (the "Plans"), which must be approved by Lessor and Lessee (such approval not to be unreasonably withheld, conditioned or delayed) prior to the commencement of any alterations or improvements. The Third Expansion Area shall be turned over to Lessee in its "as is" condition on August 1, 1996 for the start of construction. Lessor's contractor shall cause the improvements called for by the Plans to be constructed within sixty (60) days after such Plans are approved by Lessor and Lessee (such date extended for delays caused by Lessee or its employees, agents or contractors). Lessor and Lessee shall bear the cost of the improvements for the Third Expansion Area and any modification to the original Demised Premises as follows:

      A. Lessor shall provide a construction allowance of $7.50 per square foot of Rentable Floor Area of Third Expansion Area ($98,932.50) to be funded by Lessor to Lessor's contractor within fifteen (15) days of receipt from Contractor of copies of all bills or statements for expenses incurred with respect to such improvements and alterations.

      B.  Lessee shall pay for all costs in excess of the above allowance.

      C. Lessee shall pay Lessor's designated agent a construction coordination fee of five percent (5%) of the cost of improvements in the Third Expansion Area and Demised Premises. Such fee will be deducted from the allowance provided by Lessor."

  (q) A new subparagraph entitled (q) Third Expansion Area shall be added as
                                      --------------------
      follows:

      "The Third Expansion Area shall be defined as the additional 13,191 square feet of Rentable Floor Area being leased by Lessee on the (eleventh) 11th floor of the Building, as more fully set forth in green on Exhibit "B-6" attached hereto (the existing Demised Premises as set forth in yellow). The Third Expansion Area shall be included

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      in the definition of Demised Premises for all purposes of this Lease including the requirement to pay Additional Rental."

3. Lease of Premises, Page 2 of the Lease.  The Exhibit "B-5 shall be deleted
   -----------------
   and a new Exhibit "B-6" shall be inserted in lieu thereof, a copy of which is attached hereto and made a part hereof, indicating the Demised Premises of Lessee. The initial and previously expanded Demised Premises is outlined in yellow.

4. Exhibit "G", Special Stipulations, Paragraph 11 "Rental Concession", the
   -------------------------------------------------------------------
   following new subparagraph shall be added at the end thereof as follows:

   "For the Third Expansion Area there will be no Rental Concession."

5. The Third Expansion Area is currently under lease to Tampella Power Corporation. The execution of this Amendment and the leasing of the Third Expansion Area by Lessee is contingent upon Lessor successfully deleting the Third Expansion Area from the Tampella Power Corporation lease.

6. Except as expressly modified herein, the Lease Agreement shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Lessor and Lessee and their representatives, permitted legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.

"LESSOR"

WILDWOOD ASSOCIATES,
a Georgia general partnership

By:  Cousins Properties Incorporated
     Managing General Partner

By:  /s/ Jack A. LaHue
     -----------------
Its:     Vice President
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     [CORPORATE SEAL]



                      [Signatures continued on next page]

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                   [Signatures continued from previous page]


"LESSEE"

FINANCIAL SERVICE CORPORATION

By:  /s/ Barry F. Kane
     -----------------

Its:     Senior Vice President
     -------------------------

        [CORPORATE SEAL]

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                           [FLOOR PLAN APPEARS HERE]

Exhibit B-6 (Attachment to the Sixth Amendment to the Lease Agreement)
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Floor plan drawing for additional 13,191 square feet of Rentable Floor Area being leased by Lessee on the (eleventh) 11th floor of the Building.

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